                                                                                                                                                          State of Delaware
                                                                                                                                                          Secretary of State
                                                                                                                                                                  Division of Corporations
                                                                                                                                                           Delivered 11:00 AM 02/09/2011
                                                                                                                                                             Filed 11:00 AM 02/09/2011
                                                                                                                                                         SRV 110133205 – 2946731 FILE

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATE OF INCORPORATION

               The corporation organized and existing under and by virtue of the General
                         Corporation Law of the State of Delaware does hereby certify:

                                                                                                FIRST, that at a meeting of the Board of Directors of
                                                                                                Stanford Management Ltd.
                                                                                                Resolutions were duly adopted setting forth a proposed amendment of the
                                                                                                Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof.  The resolution setting forth the amendment is as follows:

                                                                                               RESOLVED, that the Certificate of Incorporation of this corporation be amended
                                                                                               by changing the Article thereof numbered “First                           “ so that, as
                                                                                               amended, said Article shall be and read as follows”

                                                                                                       The name of this corporation shall be: Allezoe Medical Holdings Inc.

                                         SECOND, That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.
                                                                             THIRD.    That said amendment was duly adopted in accordance with
                                the provisions of Section 242 of the General Corporation Law of Delaware.

                                                                                              IN WITNESS WHEREOF, said corporation has caused this certificate to be
                                                                                              signed this   7th  day of   February   20 11   .

                                                                                                                                                     By:  /s/ Jancy Gregorio
                                                                                                                                                     Title:  President & CEO
                                                                                                                                                     Name: Jancy Gregorio
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